UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of report (Date of earliest event reported):  September 8, 2004



                           WEINGARTEN REALTY INVESTORS
             (Exact name of Registrant as specified in its Charter)

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


             Texas                         1-9876                 74-1464203

(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)   (Commission file number)  Identification Number)

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            2600 Citadel Plaza Drive, Suite 300, Houston, Texas 77008
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code:  (713) 866-6000


                                 Not applicable
          (Former name or former address, if changed since last report)


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ITEM  8.01.  OTHER  EVENTS

     Weingarten Realty Investors is filing this Form 8-K to update our historical financial statements included in our Annual Report on Form 10-K filed on March 15, 2004, as amended, for discontinued operations that have resulted from dispositions of real estate assets during the period from January 1, 2004 through June 30, 2004 in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" and the three-for-two share split, effected in the form of a 50% share dividend, which was declared for shareholders of record on March 16, 2004 and payable on March 30, 2004. This Current Report on Form 8-K updates the information in Items 5, 6, 7, 8, 12 and 15 of our Form 10-K for the year ended December 31, 2003 to reflect those properties as discontinued operations and the three-for-two share split for comparison purposes.

     The information contained in this Current Report on Form 8-K is presented as of December 31, 2003, and other than as indicated above, has not been updated to reflect developments subsequent to that date.

ITEM  9.01.  EXHIBITS

          23.1 Consent of Independent Registered Public Accounting Firm
          99.1 Item  5.  Market  for  Registrant's  Common  Shares of Beneficial
               Interest and Related Shareholder Matters, Item 6. Selected Financial Data, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, Item 8. Financial Statements and Supplementary Data, Item 12. Security Ownership of Certain Beneficial Owners and Management and Item 15. Exhibits, Financial Statement Schedules and Reports on Form 8-K


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 8, 2004
                                  WEINGARTEN  REALTY  INVESTORS



                                   By:     /s/     Joe  D.  Shafer
                                           ---------------------------------
                                           Joe  D.  Shafer
                                           Vice  President/Controller
                                           (Principal  Accounting  Officer)


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                                INDEX TO EXHIBITS


23.1     Consent  of  Independent  Registered  Public  Accounting  Firm.
99.1 Item 5. Market for Registrant's Common Shares of Beneficial Interest and Related Shareholder Matters, Item 6. Selected Financial Data, Item
         7. Management's Discussion and Analysis of Financial Condition and Results of Operations, Item 8. Financial Statements and Supplementary Data, Item 12. Security Ownership of Certain Beneficial Owners and Management and Item 15. Exhibits, Financial Statement Schedules and Reports on Form 8-K.


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